Exhibit 11


                              EQUITABLE OF IOWA COMPANIES
                     Consolidated Net Income Per Share Computation

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

Year ended December 31                  1996             1995             1994
_______________________________________________________________________________
(Dollars in thousands, except per share data)
PRIMARY:

  Net income                        $123,161          $84,890          $98,284
                                 ==============================================
  Average shares outstanding      31,904,734       31,709,032       31,612,675
                                 ==============================================
  Net income per share                 $3.86            $2.68            $3.11
                                 ==============================================

FULLY DILUTED:

  Net income                        $123,161          $84,890          $98,284
                                 ==============================================
  Average shares outstanding      31,904,734       31,709,032       31,612,675

  Add:  Net effect of dilutive
        stock options - based on
        the treasury stock method
        using year-end market price,
        if higher than average
        market price                 539,325          381,726          591,980
                                 ______________________________________________
  Total                           32,444,059       32,090,758       32,204,655
                                 ==============================================
  Net income per share                 $3.80            $2.65            $3.05
                                 ==============================================

Note: This computation is required by Regulation S-K Item 601 and is filed as an exhibit under Item 14a(3) of Form 10-K. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.
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